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                                                                       EXHIBIT 1


                           SIMON DEBARTOLO GROUP, INC.
                            (a Maryland corporation)

                                 301,887 Shares
                                  Common Stock

                                 TERMS AGREEMENT

                                                               December 18, 1997


TO:      Simon DeBartolo Group, Inc.
         National City Center
         115 West Washington Street
         Suite 15 East
         Indianapolis, Indiana 46204

Ladies and Gentlemen:

         We understand that Simon DeBartolo Group, Inc., a Maryland corporation (the "Company"), proposes to issue and sell 301,887 shares of its common stock, par value $0.00001 per share (the "Common Stock") (the Common Stock being hereinafter referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriter named below (the "Underwriter") offers to purchase the Underwritten Securities set forth below opposite its name at the purchase price set forth below.

Underwriter                                                  Number of
-----------                                            Underwritten Securities
                                                       -----------------------
Legg Mason Wood Walker, Incorporated                           301,887





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         The Underwritten Securities shall have the following terms:

Title:                              Common Stock
Number of shares:                   301,887 shares
Number of Option Underwritten       N/A
   Securities:
Purchase price per share:           $31.6344
Listing requirements:               NYSE
Black-out provisions                N/A
Lock-up provisions:                 N/A
Other terms and conditions:         This Agreement shall be subject to
                                    termination in the absolute discretion of
                                    the Underwriter, without liability on the
                                    part of the Underwriter to the Company, by
                                    notice to the Company, if prior to the
                                    Closing Date (i) trading in securities
                                    generally on the New York Stock Exchange,
                                    the American Stock Exchange or the Nasdaq
                                    National Market shall have been suspended or
                                    materially limited, (ii) a general
                                    moratorium on commercial banking activities
                                    in New York shall have been declared by
                                    either federal or state authorities, (iii)
                                    there shall have occurred any outbreak or
                                    escalation of hostilities or other
                                    international calamity, crisis or change in
                                    political, financial or economic conditions,
                                    the effect of which on the financial markets
                                    of the United States is such as to make it,
                                    in the judgment of the Underwriter,
                                    impracticable or inadvisable (x) to commence
                                    or continue the offering of the units of The
                                    Legg Mason REIT Trust, December 1997 Series
                                    (the "Trust") to the public, or (y) to
                                    enforce contracts for the sale of the units
                                    of the Trust. Notice of such termination may
                                    be given to the Company by telegram,
                                    telecopy or telephone and shall be
                                    subsequently confirmed by letter.
Closing date and location:          December 23, 1997 at the offices of Hunton &
                                    Williams, 951 East Byrd Street, Richmond,
                                    Virginia 23219.



         All of the provisions contained in the document attached as Annex I hereto entitled "SIMON DEBARTOLO GROUP, INC.--Common Stock, Warrants to Purchase Common Stock, Preferred Stock, Warrants to Purchase Preferred Stock and Depositary Shares--Underwriting Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined. References therein to "Merrill Lynch" shall be deemed to refer to Legg Mason Wood Walker, Incorporated ("Legg Mason"). Notices under this Terms Agreement shall be given to Legg Mason at 111
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South Calvert Street, P.O. Box 1476, Baltimore, Maryland 21203, Attention:
Syndicate Department.

         Please accept this offer not later than six o'clock p.m. (New York City time) on December 18, 1997, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                            Very truly yours,

                                            LEGG MASON WOOD WALKER, INCORPORATED


                                            By: /s/ Edmund J. Cashman, Jr.
                                               -------------------------------
                                                Title:  Senior Executive
                                                        Vice President

Accepted:

SIMON DEBARTOLO GROUP, INC.


By: /s/ James M. Barkley
    --------------------------------
    Title: Secretary/General Counsel